                    Exhibit 99.1 - Explanation of Responses

Designated Filer:       LRP V Luxembourg Holdings S.a r.l.
Issuer & Ticker Symbol: Tesco Corporation (TESO)
Date of Event Requiring Statement: October 2, 2009

        (1) The price reported in Column 4 is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $7.58 to
$7.60, inclusive. The Reporting Persons (as defined below) undertake to provide to Tesco Corporation (the "Company"), any security holder of the Company, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this footnote 1 and in footnote 3 to this Form 4.

        (2) All of the securities disclosed in this Form 4 are owned by LRP V
Luxembourg Holdings S.a r.l., a corporation incorporated under the laws of the
Grand Duchy of Luxembourg, ("LRP V"), Lime Rock Partners V, L.P., a Cayman
Islands exempted limited partnership ("LRP"), Lime Rock Partners GP V, L.P., a
Cayman Islands exempted limited partnership ("GP LP") and LRP GP V, Inc., a
Cayman Islands corporation ("GP Inc." and, together with LRP V, LRP and GP LP, the "Reporting Persons"). LRP is the sole stockholder of LRP V. The general partner of LRP is GP LP. The general partner of GP LP is GP Inc. LRP V directly owns all the common shares (the "Shares") of the Company reported on this Form
4. By reason of the provisions of Rule 16a-1 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), LRP, GP LP and GP Inc. may be deemed to be the beneficial owners of the Shares of the Company directly owned by LRP
V. Each of LRP, GP LP and GP Inc. disclaim beneficial ownership of all Shares of the Company directly owned by LRP V other than to the extent of their pecuniary interest therein. This Form 4 shall not be deemed an admission that any
Reporting Person or any other person referred to herein is a beneficial owner of any Shares of the Company for purposes of Section 16 of the Exchange Act or for any other purpose or that any Reporting Person or other person has an obligation to file this Form 4.